Exhibit 99.3

PERVASIVE SOFTWARE INC.

2006 EQUITY INCENTIVE PLAN

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

Unless otherwise defined herein, the terms defined in the 2006 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Notice of Grant.

Name:

Address:

You have been granted the right to receive Restricted Stock Units, subject to the terms and conditions of the Plan and this Restricted Stock Unit Agreement as follows:

Grant Number

Date of Grant

Vesting Commencement Date

Total Number of Restricted Stock Units

Vesting Schedule:

[To be determined by the Administrator.]

By your signature and the signature of the Company’s representative below, you and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan and the Terms and Conditions of Restricted Stock Units (the “Agreement”), attached hereto as Appendix A, both of which are made a part of this document. You further agree to execute the attached Agreement as a condition to receiving any Restricted Stock Units under this Award.

PARTICIPANT:	PERVASIVE SOFTWARE INC.

Signature	By

Print Name	Title

APPENDIX A

TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS

1. Grant. The Company hereby grants to the Participant under the Plan an Award of Restricted Stock Units, subject to all of the terms and conditions in this Agreement and the Plan.

2. Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive a Share on the date it becomes vested. Unless and until the Restricted Stock Units will have vested in the manner set forth in Sections 3 and 4, the Participant will have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3. Vesting Schedule. Subject to Section 4, the Restricted Stock Units awarded by this Agreement will vest in the Participant according to the vesting schedule set forth on the attached Notice of Grant of Restricted Stock Units, subject to the Participant continuing to be a Service Provider through each applicable vesting date. In addition, in the event of a Change in Control (as defined in the Plan) while Participant is still a Service Provider, then, effective immediately prior to the effective date of the Change in Control, Participant will vest in an additional number of Restricted Stock Units as if Participant had provided an additional twelve (12) months of service to the Company. In addition, if Participant is Involuntarily Terminated (as defined below) within twelve months following the Change in Control, then the Restricted Stock Units shall become fully vested and issued. “Involuntarily Terminated” shall mean the termination of the Participant’s status as a Service Provider which occurs by reason of the Participant’s: (i) involuntary dismissal or termination by the Company for reasons other than “Misconduct” (as defined below); or (ii) voluntary resignation following (A) a change in the Participant’s position with the Company, a Parent or Subsidiary which materially reduces the Participant’s level of responsibility as determined by the Administrator, (B) a reduction in the Participant’s level of compensation (which shall include base salary and participation in bonus programs) by more than fifteen percent (15%) or (C) a relocation of the Participant’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected without the Participant’s consent. “Misconduct” shall mean the commission of any act of fraud, embezzlement or dishonesty by the Participant, any unauthorized use or disclosure by the Participant of confidential information or trade secrets of the Company (or any Parent or Subsidiary), or any other intentional misconduct by the Participant adversely affecting the business or affairs of the Company (or any Parent or Subsidiary) in a material manner.

4. Forfeiture upon Termination as Service Provider. Notwithstanding any contrary provision of this Agreement, if the Participant ceases to be a Service Provider for any or no reason other than as set forth below, the then-unvested Restricted Stock Units awarded by this Agreement will thereupon be forfeited at no cost to the Company and the Participant will have no further rights thereunder. If the Participant dies while this Agreement is outstanding, the then-unvested Restricted Stock Units awarded by this Agreement shall become fully vested by the person or persons who the Restricted Stock Units are transferred pursuant to the Participant’s beneficiary designation, or in the absence of such a designation, the personal representative of the Participant’s estate or the person or persons whom the Restricted Stock Units are transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the vesting of the Restricted Stock Units shall cease.

5. Payment after Vesting. Any Restricted Stock Units that vest in accordance with Section 3 will be paid to the Participant (or in the event of the Participant’s death, to his or her estate) in whole Shares, provided that to the extent determined appropriate by the Company, any federal, state and local withholding taxes with respect to such Restricted Stock Units will be paid by reducing the number of Shares actually paid to the Participant.

6. Payments after Death. Any distribution or delivery to be made to the Participant under this Agreement will, if the Participant is then deceased, be made to the Participant’s designated beneficiary, or if no beneficiary survives the Participant, the administrator or executor of the Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7. Withholding of Taxes. Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares will be issued to the Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by the Participant with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares so issuable. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit the Participant to satisfy such tax withholding obligation, in whole or in part by one or more of the following (without limitation): (a) paying cash, (b) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum amount required to be withheld, (c) delivering to the Company already vested and owned Shares having a Fair Market Value equal to the amount required to be withheld, or (d) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to Participant. If the Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time any applicable Shares otherwise are scheduled to vest pursuant to Section 3, the Participant will permanently forfeit such Shares and the Shares will be returned to the Company at no cost to the Company.

8. Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant.

9. No Effect on Service. Participant acknowledges and agrees that the vesting of the Restricted Stock Units pursuant to Section 3 hereof is earned only by Participant continuing to be a Service Provider through the applicable vesting dates (and not through the act of being hired or acquiring Shares hereunder). Participant further acknowledges and agrees that this Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of Participant’s continuation as a Service Provider for the vesting period, for any period, or at all, and will not interfere with the Participant’s right or the right of the Company to terminate Participant’s status as a Service Provider at any time, with or without cause.

10. Grant is Not Transferable. Except to the limited extent provided in Section 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

11. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

12. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of shares to the Participant (or his estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate federal securities laws or other Applicable Laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

13. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

14. Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Plan Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Plan Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

15. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

16. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

17. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection to this Award of Restricted Stock Units.

18. Governing Law. This Agreement shall be governed by the laws of the State of Texas, without giving effect to the conflict of law principles thereof.